                                                             EXHIBIT 4-5


                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                                    and


           FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee



                       FIRST SUPPLEMENTAL INDENTURE


                      Dated as of ____________, 1994


                                    to


                                 INDENTURE


                      Dated as of ____________, 1994








        ___% Deferrable Interest Subordinated Debentures, Series __

                          TABLE OF CONTENTS


                                                           Page

ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 1.01 . . . . . . . . . . . . . . . . . . .     2

ARTICLE 2 . . . . . . . . . . . . . . . . . . . . . . .     2
     SECTION 2.01 . . . . . . . . . . . . . . . . . . .     2

ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . .     4
     SECTION 3.01 . . . . . . . . . . . . . . . . . . .     4

ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . .     4
     SECTION 4.01 . . . . . . . . . . . . . . . . . . .     4
     SECTION 4.02 . . . . . . . . . . . . . . . . . . .     5
     SECTION 4.03 . . . . . . . . . . . . . . . . . . .     5
     SECTION 4.04 . . . . . . . . . . . . . . . . . . .     6
     SECTION 4.05 . . . . . . . . . . . . . . . . . . .     6
     SECTION 4.06 . . . . . . . . . . . . . . . . . . .     6
     SECTION 4.07 . . . . . . . . . . . . . . . . . . .     6

         FIRST SUPPLEMENTAL INDENTURE, dated as of ____________, 199__ by and between Public Service Electric and Gas Company, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company" ) and First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee") under the Indenture dated as of ________, 1994 between the Company and the Trustee.

         WHEREAS, the Company executed and delivered the Indenture dated as of _________, 1994 to the Trustee to provide for the issuance of its deferrable interest subordinated debentures (the "Debentures") in series from time to time as might be determined by the Company and pursuant thereto, the Company has issued its ___% Deferrable Interest Subordinated Debentures, Series A.

         WHEREAS, the Company is the general partner of Public Service Electric and Gas Capital, L.P., a New Jersey limited partnership (the "Partnership"), which intends to issue an additional series of its limited partner interests designated ___% Cumulative Monthly Income Preferred Securities, Series __ (the "Series __ Preferred Securities") and to loan the proceeds thereof, together with the investment by the Company, as its sole general partner, in the Partnership to the Company.

         WHEREAS, in order to evidence its intention to make such loan and to accept the Debentures as evidence of such loan, and its approval of the terms of the Series __ Debentures (as hereinafter defined), the Partnership has joined in this First Supplemental Indenture.

         WHEREAS, the Company has authorized the issuance of its ___% Deferrable Interest Subordinated Debentures, Series __ (the "Series __ Debentures") to evidence its obligations with respect to the loan from the Partnership of the proceeds of the Series __ Preferred Securities and the related investment by the Company, as its sole general partner, in the Partnership, and to provide therefor, the Company has duly authorized the execution and delivery of this First Supplemental Indenture.

         WHEREAS, all things necessary to make the Series __ Debentures when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this First Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

         NOW THEREFORE:

         Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Debentures, including the Series __
Debentures:


                                 ARTICLE 1
                                DEFINITIONS

SECTION 1.01  Definitions.

         The following terms used in this First Supplemental Indenture shall have the following meanings:

         "Additional Interest", with respect to the Series __ Debentures, means an amount equal to and payable at the same time as, any Additional Amounts payable on the Series __ Preferred Securities as defined in the action pursuant to the Limited Partnership Agreement creating the Series __ Preferred Securities plus amounts, if any, which the Partnership would be required to pay as taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, with respect to the Series __ Debentures.

         "Debentureholder" or "Holder" means a Person in whose name a Series __ Debenture is registered on the Registrar's books.

         "Series __ Debentures" means any of the Company's __% Deferrable Interest Subordinated Debentures, Series __ issued under this Indenture.

         "Series __ Preferred Securities" means the limited partner interests designated __% Cumulative Monthly Income Preferred Securities, Series __ issued by the Partnership.

         Each of the other terms used in this First Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.

                                 ARTICLE 2
                         THE SERIES __ DEBENTURES

SECTION 2.01  Terms and Form of the Series A Debentures

         The Series __ Debentures shall be designated "Public Service Electric and Gas Company __% Deferrable Interest Subordinated Debentures, Series __ due _____." The Series __ Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The terms and provisions contained in the Series __ Debentures shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The aggregate principal amount of Series __ Debentures outstanding at any time may not exceed $___________ except as provided in Section 2.09 of the Indenture to be initially authenticated and delivered from time to time upon delivery to the Trustee of the items specified in Section 2.04(d) of the Indenture.

         The Stated Maturity Date of the Series __ Debentures is __________, 20__. The interest rate of the Series __ Debentures is _____% per annum plus Additional Interest, if any.

         The Interest Payment Dates for the Series __ Debentures are the last calendar day of each month of each year commencing __________, 199__. In the event that any date on which interest is payable on the Series __ Debentures is not a Business Day, then payment of interest payable on such date will be made on the next day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Regular Record Date for each Interest Payment Date for the Series __ Debentures shall be the 15th day of each month, provided that if the Partnership is the sole Holder of the Series __ Debentures or the Series A Debentures are issued in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date.

         Each Series __ Debenture shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series __ Debenture; except that, so long as there is no existing Defaulted Interest or Extension Period on the Series __ Debentures, any Series __ Debenture authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date.

         Overdue principal, premium, if any, and interest on any Series __ Debenture and interest which has been defined pursuant to Section 4.01(b) of the Indenture shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to the interest rate per annum, including Additional Interest, if any, payable on such Series __ Debenture.

         The Series __ Debentures shall be issuable only in registered form without coupons and only in denominations of $25 and any integral multiple thereof.

         ____________________ shall be the Paying Agent for the Series __ Debentures.


                                ARTICLE 3
                                REDEMPTION


SECTION 3.01  Redemption; Notice to Trustee.

         (a) The Series __ Debentures are subject to redemption prior to maturity as provided therein.

         (b) The Series __ Debentures shall be subject to mandatory redemption upon the dissolution and winding up of the Partnership, unless, in connection therewith, the Series __ Debentures are distributed to the holders of the Series __ Preferred Securities.

         (c) Except as otherwise provided in this Article 3, any redemption of the Series __ Debentures shall be made in the manner, upon the terms and with the effect, all as provided in Sections 3.01(c), 3.02, 3.03, 3.04, 3.05 and
3.06 of the Indenture.


                                 ARTICLE 4
                               MISCELLANEOUS


SECTION 4.01  Confirmation of Indenture.

         As amended and supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 4.02  Notices.

         Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

              if to the Company:

                   Public Service Electric and Gas Company
                   80 Park Plaza, T6B
                   P.O. Box 570
                   Newark, New Jersey  07101
                   Attention:  Treasurer


              if to the Trustee:

                   First Fidelity Bank, National Association
                   765 Broad Street
                   Newark, New Jersey  07101
                   Attention:  Corporate Trust Department

         The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications. The Company shall notify the holder, if any, of Senior Indebtedness of any such additional or different addresses of which the Company receives notice from the Trustee.

         Any notice or communication given to a Debentureholder other than the Partnership shall be mailed to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

         Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

SECTION 4.03  Severability Clause.

         If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.04  No Recourse Against Others.

         No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Series __ Debentures or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Series __ Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Series __ Debentures.

SECTION 4.05  Successors.

         All agreements of the Company in this First Supplemental Indenture and the Series __ Debentures shall bind its successors and assigns. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns.


SECTION 4.06  Multiple Original Copies of this Indenture.

         The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this First Supplemental Indenture.

SECTION 4.07  Table of Contents; Headings, Etc.

         The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                SIGNATURES


         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.


                        PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                        By: _______________________________

                        Name: _____________________________

                        Title: ____________________________


                        FIRST FIDELITY BANK,
                        NATIONAL ASSOCIATION, as Trustee

                        By: _______________________________

                        Name: _____________________________

                        Title: ____________________________



Public Service Electric and Gas Capital, L.P.

By: Public Service Electric and Gas Company,
    its sole general partner

By: ______________________

Name:_____________________

Title:____________________

Solely for the purposes stated
in the recitals hereto.

                                 Exhibit A

                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY

             __% Deferrable Interest Subordinated Debentures,
                            Series __ due ____
No. __


         Public Service Electric and Gas Company, a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of
____________________ _________________________ Dollars on __________, ____, and
to pay interest on said principal sum from _________, 1994 or from the most recent Interest Payment Date (as defined below) "Interest Payment Date") to which interest has been paid or duly provided for, monthly in arrears on the last day of each calendar month of each year commencing ________, 1994 (each, an "Interest Payment Date") at the rate of __% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Series __ Debenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day of each month, provided that if all of the Series __ Debentures are then held by the Partnership or the Series __ Debentures are held in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 7 days prior to such Special Record Date, as more fully provided in the Indenture.

         Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest other than on an Interest Payment Date payable at maturity of this Debenture will be made by check mailed to the registered holder hereof at the address shown in the Register or, at the option of the registered holder hereof, to such other place in the United States of America as registered holder hereof shall designate to the Trustee in writing. At the request of a registered holder of at least $10,000,000 aggregate principal amount of Series
__ Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such holder to the Registrar prior to the Regular Record Date.

         The principal amount hereof and interest due on the Stated Maturiy Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate trust office of First Fidelity Bank, National Association, Paying Agent, in Newark, New Jersey, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the registered holder of this Series __ Debenture.

         The indebtedness evidenced by this Series __ Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Series __ Debenture is issued subject to the provisions of the Indenture with respect thereto. The registered holder of this Series __ Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         This Series __ Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, limited in aggregate principal amount to $___________, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _________, 1994 executed and delivered between the Company and First Fidelity Bank, National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of __________, 1994 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"). Reference is made to the Indenture and all Indentures supplemented thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered holders of the Debentures. By the terms of the Indenture, subordinated debentures (the "Debentures") are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

         [Redemption terms to be provided]

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and premium, if any, and interest on all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Series __ Debenture upon compliance by the Company with certain conditions set forth therein.

         Subject to certain exceptions in the Indenture which require the consent of every Holder, the Company and the Trustee may amend the Indenture or the Series __ Debentures or may waive future compliance by the Company with any provisions of the Indenture or the Series __ Debentures (i) if the Partnership is the sole holder of the Series __ Debentures, with the written consent of the Special Representative or, if no Special Representative has been appointed, the Partnership, at the direction of the holders of 66 % of the aggregate stated liquidation preference of the Preferred Securities at the time outstanding, or
(ii) if the Partnership is not the sole Holder of the Series __ Debentures, of at least 66 % in aggregate principal amount of the Series __ Debentures at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Indenture or the Series __ Debentures to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures and the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that, in the reasonable judgment of the Company, does not adversely affect the rights of any Debentureholder. Amendments bind all Holders and subsequent Holders.

         No reference herein to the Indenture and no provision of this Series
__ Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         So long as an Event of Default has not occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Series __ Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), provided that no Extended Interest Payment Period shall extend beyond the Stated Maturity Date or Redemption Date of the Series __ Debentures. At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series __ Debentures to the extent that payment of such interest is enforceable under applicable law). During such Extended Interest Payment Period, neither the Company nor any majority owned subsidiary shall declare or pay any dividend on, redeem or purchase, acquire or make a liquidation payment with respect to any of its capital stock. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing restrictions.

         Series __ Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Series __ Debenture is exchangeable for a like aggregate principal amount of Series __ Debentures of this series of a different authorized denomination, as requested by the registered holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, this Series __ Debenture is transferable by the registered holder hereof upon surrender of such Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series __ Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to presentment for registration of transfer of this Series __ Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Series __ Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium, if any, the interest on this Series __ Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         Each term used in this Series __ Debenture which is defined in the Indenture and not defined herein or in the First Supplemental Indenture shall have the meaning assigned to it in the Indenture.

         This Series __ Debenture shall not be valid until an authorized officer of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.

         IN WITNESS WHEREOF, the Company has caused this Series __ Debenture to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                        PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                        By: ____________________________________



[SEAL]                  Name:
                        Title:



Attest:

______________________
Assistant Secretary


Dated:  ___________, 1994

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Debentures of the series of Debentures referred to in the within-mentioned First Supplemental Indenture.

FIRST FIDELITY BANK, NATIONAL ASSOCIATION, as Trustee

By: __________________________

               Name

______________________________
     Authorized Signatory

                              ASSIGNMENT FORM


         To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:

_______________________________________________________________
          (Insert assignee's social security or tax I.D. number)

________________________________________________________________
           (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ agent to transfer this Debenture on the books of the Debenture Register. The agent may substitute another to act for him.


Dated:  ________________          Signature: ________________________
                             (Sign exactly as your name appears
                             on the other side of this
                             Debenture)


Signature Guaranty: ________________________